Exhibit 11.2

Consent of Independent Auditor

We consent to the use in this Post-Qualification Amendment of Regulation A Offering Statement on Form 1-A of our report dated April 15, 2021, relating to the consolidated financial statements of Rise Companies Corp., appearing in this Post-Qualification Amendment of Regulation A Offering Statement.

We also consent to the reference of our firm under the heading “Experts” in such Post-Qualification Amendment of Regulation A Offering Statement.

/s/ RSM US LLP

McLean, Virginia

April 27, 2021